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                                                               EXHIBIT 10.28


                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement is entered into as of the 15th day of May, 1996, by and between PRECISION RESPONSE CORPORATION, a Florida corporation (the "Company"), and DAVID EPSTEIN ("Holder").

         WHEREAS, the Company and Holder have entered into an Employment Agreement as of the date hereof (the "Employment Agreement") and, as partial consideration therefor, the Company has agreed to provide Holder certain demand and piggyback registration rights with respect to Holder's stock in Company, which may be exercised by Holder following certain events.

         THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                              REGISTRATION RIGHTS

         Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                 (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                 (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                 (c) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                 (d) "Shares" shall mean any and all of the shares of common stock of the Company currently held or hereafter acquired from time to time (including, but not limited to, through exercise of stock options) by Holder or any assigns of Holder which are trusts or limited partnerships or other entities the beneficial owners of which are principally Holder, Holder's family members, and/or Holder's lineal descendants, including shares acquired by any such trusts, partnerships or other entities from Holder prior to the date hereof.

                 (e) "Registrable Securities" shall mean any of the following shares which have not been sold to the public or which have not lost their registration rights as provided herein: (i) the Shares and (ii) any shares of common stock of the Company, and any securities of the Company or any other corporation, issued as a
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dividend or other distribution with respect to or in replacement of or exchange for the Shares.

                 (f) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                 (g) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Article I hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company, but excluding the Selling Expenses.

                 (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities and all fees and expenses of legal counsel for Holder.

                 (i) "Triggering Event" shall mean the termination of Holder's employment with Company for any reason (under the Employment Agreement or otherwise).

                 (j) "Holder" shall mean Mark J. Gordon or, in the event of his legal incapacity, his legal guardian, or, in the event of his death, the personal representative(s) of his estate or the beneficiary(ies) of his estate as designated by such personal representative(s).

         Section 1.02 Demand Registration Rights.

                 (a) Request for Registration. If within ninety (90) days after the date of the Triggering Event (or within one (1) year after the date of the Triggering Event if the Triggering Event is Holder's death) the Company receives a written request from Holder that the Company effect a registration with respect to all or a part of the Registrable Securities (provided that if less than 25% of the Registrable Securities are to be registered such securities shall have an aggregate proposed offering price to the public of at least $500,000), the Company will as soon as practicable thereafter use its diligent best efforts to effect all such registrations, qualifications, listings or compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliances with applicable requirements or regulations and listing of the Registrable Securities on a stock exchange or the NASDAQ Stock





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Market) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Securities as are specified in such request. The Company shall file a registration statement as soon as practicable after receipt of the request of Holder but in any event within sixty (60) days of receipt following such request; provided, however, that if the Company shall furnish to Holder a certificate signed by the then Chairman of the Board of Directors of the Company or the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period ending not more than one hundred twenty (120) days following receipt of the request for registration.

                 (b) Underwriting. If the Holder intends that the Registrable Securities covered by its request be distributed by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 1.02. In such event, the Company shall (together with Holder) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Holder. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account in such registration if Holder so agrees.

         Section 1.03  Piggyback Registration Rights.

                 (a) Notice of Proposed Registration. If at any time or from time to time prior to, on or after a Triggering Event the Company shall determine to register any of its common stock, other than (i) a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Commission Rule 145 transaction, the Company will:

                 (i)  promptly give Holder written notice thereof; and

                 (ii) include in such registration (and any related qualification under blue sky laws and other state compliances), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by Holder, except as set forth in Section 1.03(b).

                 (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of





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the written notice given pursuant to Section 1.03(a)(i).  In such event, the right of Holder to registration of the Registrable Securities pursuant to this
Section 1.03 shall be conditioned upon Holder's participation in such underwriting and the inclusion of the specified Registrable Securities in the underwriting. Holder shall in such case (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.03, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the amount of Registrable Securities to be included in the registration and underwriting; provided, however, without the prior written consent of Holder, the number of Registrable Securities to be included in such registration and underwriting shall not be reduced to less than 50% of the Registrable Securities sought by Holder to be included therein. If Holder disapproves of the terms of any such underwriting, it may elect to withdraw the Registrable Securities therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded from such registration.

         Section 1.04 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.02 or 1.03 shall be borne by the Company. All Selling Expenses shall be borne by Holder.

         Section 1.05 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon request, inform Holder as to the status of each such registration, qualification and compliance. At its expense the Company will:

                 (a) keep such registration, and any qualification or compliance under state securities laws which the Company determines (or is required) to obtain, effective for a period of one hundred eighty (180) days or until the distribution of the Registrable Securities described in the registration statement relating thereto has been completed, whichever first occurs; and

                 (b) furnish such number of prospectuses and other documents incident thereto as Holder or any underwriter from time to time may reasonably request.

         Section 1.06 Indemnification.

                 (a) The Company will indemnify Holder and each owner of Registrable Securities, and their respective legal counsel and accountants, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and





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liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any registration, qualification or compliance contemplated by this Agreement (whether or not Registrable Securities are included in the registration), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse Holder and each owner of Registrable Securities, and their respective legal counsel and accountants, and each such underwriter and each person who controls any such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or omission) made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of Holder or another owner of Registrable Securities and stated to be specifically for use therein.

                 (b) Holder will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each of its directors, officers, legal counsel and accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, legal counsel, accountants, persons, underwriters or control persons for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in





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conformity with written information furnished to the Company by an instrument duly executed by or on behalf of Holder and stated to be specifically for use therein. Notwithstanding any of the foregoing to the contrary, Holder's maximum indemnity obligation, inclusive of reimbursement of costs, fees, and expenses, shall be the total net proceeds received by Holder and such other owners of Registrable Securities to which Holder's demand or request for registration relates from the sale of such Registrable Securities pursuant to the registration demanded or requested.

                 (c)      A party entitled to indemnification under this
Section 1.06 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of each such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to provide notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment, or enter into any settlement which does not include as an unconditional term thereof the execution and delivery by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

                 (d)      If the indemnification provided for in this Section
1.06 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, taking into account relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.





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                 (e)      Notwithstanding the foregoing, to the extent that the
provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

         Section 1.07 Lockup Agreement. In consideration for the Company agreeing to its obligations under this Article I, Holder agrees in connection with any firmly underwritten public offering of the Company's common stock, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of Holder's Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 30 days) from the effective date of such registration as the Company or the underwriters may specify; provided, however, that Holder shall have no obligation to enter into the agreement described herein unless all executive officers and directors of the Company and all other holders of more than 5% of the Company's outstanding common stock enter into similar agreements.

         Section 1.08 Information by Holder. Holder shall furnish or cause to be furnished to the Company such information regarding Holder and other owners of Registrable Securities and the distribution of proceeds by Holder and such owners as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 1.02 or 1.03 of this Agreement.

         Section 1.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                 (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (c) so long as any unregistered Registrable Securities are owned or held, furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the





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Company as Holder may reasonably request in availing Holder or other owners of
Registrable Securities of any rule or regulation of the Commission allowing the sale of any such securities without registration.

         Section 1.10 Transfer of Registration Rights. The rights to cause the Company to register the Registrable Securities granted to Holder by the Company under Sections 1.02 and 1.03 may be assigned by Holder to not more than five additional transferees or assignees of any of Holder's Registrable Securities, provided that the Company is given written notice by Holder at the time of, or within a reasonable time after, said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, provided further that no such assignment shall increase the number of registrations that the Company may be required to effect under this Agreement.


                                   ARTICLE II

                                 MISCELLANEOUS

         Section 2.01 Amendment. Any modification, amendment or waiver of this Agreement or any provision hereof shall be effective only if in writing and executed by Holder and the Company.

         Section 2.02 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida without regard to its conflicts of laws principles.

         Section 2.03 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 2.04 Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:        Mark J. Gordon
                                 3715 N.E. 214th Terrace
                                 Aventura, Florida  33180

         If to Company:          Precision Response Corporation
                                 1505 N.W. 167th Street
                                 Miami, Florida 33169
                                 Attn:  President and General Counsel





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or to such other address as either party may have furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective only upon receipt. Notices also may be given by facsimile and in such case shall be deemed to be properly given when sent so long as the sender uses reasonable efforts to confirm and does confirm the receiver's receipt of the facsimile transmission.

         Section 2.05 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 2.06 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         Section 2.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                        PRECISION RESPONSE CORPORATION



                                        By: /s/ Mark J. Gordon
                                           ---------------------
                                            Mark J. Gordon, CEO



                                        /s/ David Epstein
                                        ------------------------
                                        DAVID EPSTEIN





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